Exhibit 5.1

November 30, 2022

Siyata Mobile Inc.
1001 Lenoir Street
Montreal, QB H4C 2Z6

Re: Siyata Mobile Inc. – Form F-1 Registration Statement

We have acted as Canadian legal counsel to Siyata Mobile Inc., a British Columbia corporation (the “Company”), in connection with the Company’s Registration Statement on Form F-1 (File No. 333- 268536) (the “Registration Statement”) with the United States Securities and Exchange Commission (the “Commission”) including a related preliminary prospectus filed with the Registration Statement (the “Prospectus”), covering the proposed offering (the “Offering”) for resale to certain purchasers of up to 17,400,000 common shares in the capital of the Company (each, a “Common Share”, and the Common Shares sold pursuant to the Offering, the “Shares”) by the shareholders who own such Shares (each, a “Selling Shareholder”).

Certain of the Selling Shareholders acquired the Shares (“Acquired Shares”) and certain of the Selling Shareholders will acquire the Shares (“Warrant Shares”) by exercising Common Share purchase warrants (each, a “Purchase Warrant”) which were issued by the Company to the Selling Shareholders in a registered public offering of Common Shares and/or Pre-Funded Warrants pursuant to the registration statement (File No. 333-265998) declared effective on by the Commission on July 18, 2022 (the “July 2022 Registration Statement”) pursuant to securities purchase agreements entered into between the Company and the Selling Shareholders on October 10, 2022, with the Purchase Warrants issued pursuant to a private placement under Rule 506 of Regulation D under the United States Securities Act of 1933, as amended. A “Pre-Funded Warrant” is a warrant exercisable for $0.01 per Common Share as described in the July 2022 Registration Statement.

In connection with this opinion, we have reviewed and relied upon the Registration Statement, the Prospectus, the Company’s Notice of Articles, the Company’s Articles, records of the Company’s corporate proceedings in connection with the Offering, the Purchase Warrant, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. With respect to the foregoing documents, we have assumed: (i) the authenticity of all records, documents, and instruments submitted to us as originals; (ii) the genuineness of all signatures on all agreements, instruments and other documents submitted to us; (iii) the legal capacity and authority of all persons or entities (other than the Company) executing all agreements, instruments or other documents submitted to us; (iv) the authenticity and the conformity to the originals of all records, documents, and instruments submitted to us as copies; (v) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for purposes of this opinion are true and correct; and (vi) the due authorization, execution and delivery of all agreements, instruments and other documents by all parties thereto (other than the due authorization, execution and delivery of each such agreement, instrument and document by the Company). We have also obtained from officers of the Company certificates as to certain factual matters and, insofar as this opinion is based on matters of fact, we have relied on such certificates without independent investigation.

Our opinion is limited to law of the Province of British Columbia, including all applicable provisions of the British Columbia Business Corporations Act. We have not considered, and have not expressed any opinion with regard to, or as to the effect of, any other law, rule, or regulation, state or federal, applicable to the Company. In particular, we express no opinion as to United States federal securities laws.

Based upon the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth herein, we are of the opinion that: (i) the Acquired Shares have been duly authorized, validly issued, fully paid, and non-assessable; and (ii) when the Warrant Shares are issued and sold in the manner and under the terms described in the Purchase Warrant, such Warrant Shares will be validly issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933, as amended, or the rules and regulations of the Commission.

This opinion is furnished in accordance with the requirements of Regulation S-K, Item 601(b)(5), and is not to be used, circulated, quoted or otherwise relied upon for any other purpose. This opinion is rendered solely in connection with the registration of the Acquired Shares and Warrant Shares for resale by the Selling Shareholders under the Registration Statement. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein after the date hereof.

Yours very truly,

/signed/ Cassels Brock & Blackwell LLP